UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5,  2014 (June 1, 2014)

ARMORED AUTOGROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	333-180736	27-3620112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Old Ridgebury Road, Suite 300, Danbury, Connecticut 06810
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 205-2900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2014, the Board of Directors of Armored AutoGroup Inc. (the “Company”) appointed Ms. Lisa R. Kranc as a member of the Board of Directors and any committee thereof to which Ms. Kranc may be designated, effective as of June 1, 2014.  Armored AutoGroup Parent Inc. (“Parent”), parent company of the Company, and Ms. Kranc entered into a Board Services and Consulting Agreement on June 1, 2014 in connection with Ms. Kranc’s appointment to the Board of Directors, the terms of which include annual compensation of $50,000 and expense reimbursement of all reasonable out-of-pocket expenses for Ms. Kranc’s performance of services related to serving as a member of the Board of Directors and consulting services.

On June 1, 2014, Parent and Ms. Kranc also entered into the Nonqualified Stock Option Award Agreement granting Ms. Kranc the option to purchase 100,000 shares of Parent’s common stock at an exercise price of $1.00, vesting ratably over five years until the fifth anniversary of such grant. The grant will be made pursuant to the Armored AutoGroup Parent Inc. (formerly Viking Parent Inc.) 2010 Equity Incentive Plan, as amended, which was previously filed with the Securities and Exchange Commission on April 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMORED AUTOGROUP INC.

Date: June 5, 2014	By:	/s/ Frank Judge
		Name:	Frank Judge
		Title:	Vice President, General Counsel and Secretary